UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

VIPER POWERSPORTS INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification No.)

2458 West Tech Lane, Auburn, AL	36832
(Address of principal executive offices)	(Zip Code)

(334) 887-4445

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)
☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 24, 2012, Viper Powersports, Inc. (the “Company”) filed a Current Report on Form 8-K with the Security and Exchange Commission (the “Original 8-K”). This amendment on Form 8-K/A amends and restates items 9.01 appearing in the Original 8-K in its entirety. Except as so specifically amended and restated, the Original 8/K shall not be deemed to have been modified by the filing of this amendment on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements of Precision Metal Fab Racing, including Precision Metal Fab Racing's balance sheets as of December 31, 2010 and 2011 and statements of operations, and owner’s capital and cash flows for the years ended December 31, 2010 and 2011, and the interim financial statements of Precision Metal Fab Racing, including Precision Metal Fab Racing's balance sheet as of March 31, 2012, statements of operations and cash flows for the three months ended March 31, 2012, and unaudited statement of owner’s capital for the three months ended March 31, 2012, and the notes related thereto, are being filed as Exhibit 99.1 to this Form 8-K/A.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information that gives effect to the acquisition of Precision Metal Fab Racing, including the unaudited pro forma condensed consolidated balance sheet as of March 31, 2012 and the unaudited pro form condensed consolidated statement of operations for the three months ended March 31, 2012 and the year ended December 31, 2011, and the notes related thereto, are being filed as Exhibit 99.2 to this Form 8-K/A.

(d) Exhibits.

Exhibit 99.1	Financial statements of Precision Metal Fab Racing as of and for the years ended December 31, 2010 and 2011 and financial statements of Precision Metal Fab Racing as of March 31, 2012 and for the three months ended March 31, 2012

Exhibit 99.2	Unaudited pro forma condensed consolidated financial statements as of and for the year ended March 31, 2012

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2012	Viper Powersports Inc.

	By:	/s/ Timothy Kling
Timothy Kling Chief Financial Officer

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EXHIBIT INDEX

(d) Exhibits.

Exhibit 99.1	Financial statements of Precision Metal Fab Racing as of and for the years ended December 31, 2010 and 2011 and financial statements of Precision Metal Fab Racing as of March 31, 2012 and for the three months ended March 31, 2011 and 2012

Exhibit 99.2	Unaudited pro forma condensed consolidated financial statements as of and for the year ended March 31, 2012

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